Exhibit 99.1

Date: July 15, 2016	510 Burrard St, 3rd Floor
Vancouver BC, V6C 3B9
www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: HELIUS MEDICAL TECHNOLOGIES, INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	August 10, 2016
Record Date for Voting (if applicable) :	August 10, 2016
Beneficial Ownership Determination Date :	August 10, 2016
Meeting Date :	September 15, 2016
Meeting Location (if available) :	TBD
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	Yes
Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
CLASS A COMMON SHARES	42328V108	US42328V1089
RESTRICTED COMMON REG S	U4232Q101	USU4232Q1014

Sincerely,

Computershare
Agent for HELIUS MEDICAL TECHNOLOGIES, INC.